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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Deferred Bonus Plan (the "Plan") for the registration of $1,500,000 of its deferred compensation obligation pursuant to the Plan and to the incorporation by reference therein of our report dated March 21, 2000, with respect to the consolidated financial statements of Donna Karan International Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2000, filed with the Securities and Exchange Commission.

New York, New York
March 21, 2000